SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2005

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 5.02

On June 28, 2005, Intelsat, Ltd. reported that William Atkins has resigned his position as Chief Financial Officer of Intelsat, Ltd. effective from June 30, 2005. J. Robert Medlin will be appointed as acting Chief Financial Officer effective from June 30, 2005. Mr. Medlin has been a senior managing director of FTI Palladium Partners (“FTI”), a division of FTI Consulting Inc., a corporate finance consulting firm, since 2002. From 1974 to 2002, Mr. Medlin served in various roles at PricewaterhouseCoopers LLP, including as partner from 1986. Mr. Medlin is 52 years old.

On June 27, 2005, Intelsat, Ltd. entered into an Engagement Contract with FTI. Under this contract, FTI will provide Intelsat interim management services, including the services of Mr. Medlin as a temporary employee, and will assist in Intelsat’s search for a permanent chief financial officer. FTI will receive a monthly fee of $85,000 for the services of Mr. Medlin to Intelsat, and an exit fee of at least $150,000 under certain circumstances. Mr. Medlin will not receive a salary or related employee benefits from Intelsat.

On June 28, 2005, Intelsat, Ltd. issued a press release relating to the foregoing matters, a copy of which is furnished herewith as an exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated June 28, 2005 entitled “Intelsat Announces Executive Management Change.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2005

INTELSAT, LTD.

By:	/s/ PHILLIP L. SPECTOR
Name:	Phillip L. Spector
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 28, 2005 entitled “Intelsat Announces Executive Management Change.”